EXHIBIT 99.1

PPP Loans

Borrower	Hotel Name	Loan Amount	Lender
J&S Audio Visual Communications LLC	Not applicable	$4,790,000	Comerica Bank
Remington Hotels LLC	Not applicable	$4,102,200	Key Bank, N.A.
Ashford Hospitality Advisors LLC	Not applicable	$2,865,100	Key Bank, N.A.
Marietta Leasehold LP	Hilton Marietta	$581,000	Key Bank, N.A.
Island Time Watersports (Caribbean) LLC	Not applicable	$466,804	Centennial Bank
AINC Bar Draught LLC	Not applicable	$36,510	Key Bank, N.A.

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